Exhibit 99.1

Investor Relations Contact: Mike Drickamer – (918) 588-5190 – mike.drickamer@hpinc.com Helmerich & Payne, Inc. Simmons & Co. International Eleventh Annual Energy Conference March 3, 2011

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise.

Market Observations Strong oil prices and the ability of H&P customers to shift their drilling targets to oil and gas liquids rich plays has been a very positive driver for service providers in the U.S. market. In previous cycles, a shift to oil drilling would have been considered a negative for H&P since so much of the activity was directed toward shallow, vertical, “bread and butter” type drilling. That has changed; today, with the strong emphasis on directional and horizontal drilling, the new mix plays to H&P’s strengths. Older, conventional equipment is increasingly less suitable to the customers’ needs and today’s drilling complexity for both oil and gas. Increasing drilling complexity, a focus on better efficiencies and requirements for strong safety and operational performance should all provide a positive environment for H&P to build shareholder value and capture market share both in the U.S. and internationally.

Highest U.S. Activity Level in Company History As of 3/2/11

H&P’s U.S. Land Fleet (as of 3/2/11) E&P Companies Prefer AC Driven Rigs The above estimates corresponding to the total available U.S. land fleet are derived from multiple sources including Rig Data, Smith Bits and corporate filings. Only rigs with equal to or greater than 600 horsepower drawworks ratings are considered. Industry’s Estimated U.S. Land Fleet* * Composition & Utilization (by Rig Type) Composition & Utilization (by Rig Type)

Driller on a Conventional Rig vs. FlexRig™ Drawworks Brake Handle Drawworks Joystick Control 31

Roughnecks on a Conventional Rig vs. FlexRigTM

H&P and U.S. Land Fleet (by Rig Type) 53% 31% 16% 20% 77% Note: The above estimates corresponding to the total available U.S. land fleet are derived from multiple sources including Rig Data, Smith Bits and corporate filings. Only rigs with equal to or greater than 600 horsepower drawworks ratings are considered.

H&P is Leading the U.S. Land New Build Effort Refurbished rigs, built between 1940s and 1982 72% 12% 16% 16% 77% 7% Note: The above estimates corresponding to the total available U.S. fleet are derived from multiple sources including Rig Data, Smith Bits and corporate filings. Only rigs with equal to or greater than 600 horsepower drawworks ratings are considered.

 H&P’s Global Rig Fleet (as of 3/2/11) * Includes 11 new FlexRigs with customer commitments scheduled for completion during calendar 2011. ** Includes 11 FlexRigs. International Land ** 24 Offshore 9 Mobile & Conventional 38 U.S. FlexRigs * 210 U.S. Land * 248 281 Total Rigs (Includes New Build Commitments)

 H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments. 77 90 89 88 96 111 127 130 128 151 193 224 254 257 279 281 0 50 100 150 200 250 300 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011E* 2012E* Rigs Available Fiscal Year (Ending Sept 30) International Land Offshore U.S. Land

Organically Growing Active Rig Market Share Note: The above estimates corresponding to the total available U.S. land fleet are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Lower 48 U.S. Land Market Share As of February 23, 2001 Lower 48 U.S. Land Market Share As of February 25, 2011

 While natural gas will still be critical to the future domestic energy picture and to our business, nearly 60% of H&P’s U.S. land fleet is drilling for oil and gas liquids, as compared to a more traditional dry gas target. Driven by incremental new builds and the return of rigs from Mexico, we expect total revenue days in the U.S. land segment to increase between three and four percent from the first to the second fiscal quarter of 2011. Quarterly average rig revenue per day is expected to increase between $400 and $500 per day from the first to the second fiscal quarter of 2011. Including only rigs that are already under fixed commitments, we expect to have an average of 121 rigs under term contract in fiscal 2011 and 77 in fiscal 2012 H&P’s U.S. Land Operations

H&P’s Growing Exposure to Oil and Liquids Estimated proportion of H&P’s active U.S. Land rigs in markets primarily associated with oil, liquids rich gas, and dry gas. Oil Liquids Rich Gas Dry Gas

H&P’s Contracted U.S. Land Fleet (as of 3/2/11) Note: The above numbers corresponding to H&P’s contracted U.S. land fleet include 11 pending new build FlexRigs. Eagle Ford Shale, 42 Cana Woodford, 24 Haynesville Shale, 22 Permian Basin, 23 Avalon/Bone Springs Shale, 5 Bakken Shale, 22 Marcellus Shale, 13 Barnett Shale, 12 Piceance Basin, 10 Granite Wash, 9 East Woodford, 2 Niobrara, 2 Other Unconventional, 11 Conventional Oil, 12 Conventional Gas, 3

Increasing Focus on More Difficult Drilling

Economics Shift Activity Towards Oil Drilling

 * Does not include the impact of early contract termination revenue. Technology and Quality Service Make a Difference ** Represents weighted-average rig margin per day for PTEN, NBR and UNT through Q4CY10. H&P’s Margin Premium 17

 * Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs during the period. Technology and Quality Service Make a Difference ** Represents estimated average combined utilization for PTEN, NBR and UNT in the Lower 48 through Q4CY10. H&P’s Utilization Premium 18

 H&P’s Global Fleet Under Term Contracts 130 121 105 91 79 73 65 56 0 20 40 60 80 100 120 140 160 Q2FY11 Q3FY11 Q4FY11 Q1FY12 Q2FY12 Q3FY12 Q4FY12 Q1FY13 Number of Rigs Already Under Long - Term Contracts (Estimated Quarterly Average) Term Contract Status - H&P Global Fleet (Including Committed New Builds) U.S. Land Offshore International Land

 Since March 2010, H&P has announced the construction of 31 new FlexRigs, all of which are contracted under multi-year term agreements. Having completed the construction of 20 of these 31 rigs, 11 are scheduled to be completed during calendar 2011. New build rigs will be deploying primarily to oil and liquids rich markets including the Eagle Ford Shale, the CANA Woodford Shale, the Bakken Shale, and the Permian Basin. H&P New Builds

H&P’s U.S. Land Fleet Activity ** Includes delayed new builds (in gray) which generated revenue but did not generate revenue days. * Active rigs on term (in blue) generated both revenue and revenue days. 34 47 52 57 59 67 89 99 106 121 129 133 128 150 163 180 189 201 0 30 60 90 120 150 180 210 Avg. Q1FY10 Avg. Q2FY10 Avg. Q3FY10 Avg. Q4FY10 Avg. Q1FY11 3/2/2011 Number of Active H&P U.S. Land Rigs Active Rigs in Spot Market Active Rigs on Term* Delayed New Builds**

 While the Company will benefit from FlexRigs going back to work in the U.S. at higher margins than they would have earned in Mexico, segment operating income for the international segment during the second fiscal quarter will be negatively impacted by ceasing operations in Mexico. Total revenue days during the second fiscal quarter are expected to decrease by about 25 percent sequentially from the first fiscal quarter of 2011. Average rig margin per day, including early termination revenues, is expected to decrease by about 35 to 40 percent in the second fiscal quarter as compared to the first fiscal quarter of 2011. H&P’s International Land Operations

Active Contracted Idle Total Long-term Contracts Argentina 5 4 9 4 Bahrain 2 1 3 3 Colombia 5 1 6 2 Ecuador 2 2 4 Tunisia 2 2 Total 16 1 7 24 9 H&P’s International Land Operations Rig Fleet Status (as of March 2, 2011) One FlexRig is currently mobilizing to Bahrain. 9 of 11 FlexRigs, included in the international fleet of 24 rigs, are under long-term contracts. (1) (2)

 Seven of the Company’s nine offshore platform rigs remain active, including two under long-term contracts. The number of revenue days during the second fiscal quarter of 2011 are expected to increase approximately five percent sequentially. Average rig margin per day is expected to increase by 15 to 20 percent during the second fiscal quarter of 2011 as compared to the first fiscal quarter. Segment operating income during the second fiscal quarter of 2011 will be negatively impacted by approximately $2 million associated with less management contract revenue. H&P’s Offshore Operations

Customers continue to focus on efficiency to achieve lower total well costs. Drilling today involves more complex well designs. Increasing safety and environmental sensitivity Market Trends Favor H&P

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Additional References:

New Builds – H&P’s FlexRig Program The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates

 Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2010 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 20 14 10 Completion days 3 3 3 Moving days 7 4 3 Total rig revenue days per well 30 21 16 2. Drilling contractor dayrate $17,500 $23,000 $25,000 Operator’s other intangible $25,000 $25,000 $25,000 cost per day estimate Total daily cost estimate $42,500 $48,000 $50,000 Total cost per well (daily services) $1,275,000 $1,008,000 $800,000 3. Total well savings with H&P – per well $475,000 $208,000 per year $10.8MM $4.8MM Increased wells per rig per year versus conventional average: 11 wells Increased wells per rig per year versus peer fit-for-purpose: 5 wells A Value Proposition Example – H&P vs. Competitors

 Performance is not only about better rigs It’s also about: People Safety Experience Training Culture Supply chain Maintenance Processes Organizational network Support structure A Strong Field Organization

U.S. Land Safety Performance (1994 – 2010) OSHA Recordable Injury Incidence Rates H&P 2010 = 1.08 IADC 2010 = 3.44 INJURIES PER 200,000 MANHOURS MANHOURS WORKED (MM) Delivering Safety – H&P vs. Industry (IADC) 31

Safety Excellence Also Generates Savings Reduced Workers Comp and General Liability Losses per Man Hour EMR = Experience Modifier Ratio (Industry Average = 1.00)

Source: EnergyPoint Research, Inc. Customer Satisfaction Index 10 = “Highly Satisfied”, 1 = “Highly Dissatisfied”

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment.

AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities Leader in New Ideas & Applied Technology 31

* Represents the customer’s fastest reported Bakken Shale well before deploying a H&P FlexRig. FlexRig3 – Performance Sample 59% Improvement 45% Improvement

31% Improvement 50% Improvement FlexRig3 – Performance Sample

FlexRig4 – Performance Sample 42% Improvement 22% Improvement

45% Improvement 30% Improvement FlexRig3 – Performance Sample

FlexRig4M – Performance Sample 33 % Improvement 58 % Improvement

FlexRig4S – Performance Sample 35% Improvement 68% Improvement

Improving Rig Counts U.S. Land International Land 42

Alaska Shale Gas Offshore Other Onshore (Includes Tight Sands) Projections History TCF Source: Energy Information Administration Annual Energy Outlook 2010 with projections to 2035. Unconventional Natural Gas Production Growing Coalbed Methane 0 2 4 6 8 10 12 14 16 1990 1995 2000 2008 2015 2020 2025 2030 2035

Increasing Focus on More Difficult Drilling

Oil Related Drilling Increasingly Complex

Crude Oil & Natural Gas Prices Source: Energy Information Administration, Short-term Energy Outlook as of 2/8/11. Crude Oil Natural Gas 46

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